Exhibit 35.2

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2015 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2016

PNC Bank, National Association
d/b/a Midland Loan Services

/s/Steven W. Smith
Steven W. Smith
Executive Vice President

Member of The PNC Financial Services Group
10851 Mastin Boulevard Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland

GS Mortgage Securities Corp II

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	GS Mortgage Securities Corporation II	Series 2010-C2	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2011-GC3	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2013-GCJ16
Primary Servicer of the Miracle Mile Shops loan under the COMM 2013-CCRE12 PSA
Special Servicer of the Walpole Shopping Mall loan under the CGCMT 2013-GC15 PSA
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC20
Special Servicer of the Newcastle Senior Housing Portfolio loan under the CGCMT 2014-GC19 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC22
Special Servicer of the Newcastle Senior Housing Portfolio loan under the CGCMT 2014-GC19 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC24	Master Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC26
Special Servicer of the Fenley Office Portfolio loan under the CGCMT 2014-GC25 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2015-GC30	Master and Special Servicer
Master and Special Servicer of the Selig Office Portfolio and the 170 Broadway loans under the CGCMT 2015-GC29 PSA.
Master Servicer of the Courtyard by Marriott Portfolio loan under the COMM 2015-CCRE23 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2015-GC32	Master Servicer
Master and Special Servicer of the US Storage Mart Portfolio loan in the CGBAM 2015-SMRT PSA.
Master and Special Servicer of the Selig Office Portfolio loan under the CGCMT 2015-GC29 PSA.
Master and Special Servicer of the Dallas Market Center loan under the GSMS 2015-GC30 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2015-GC34	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2015-GS1	Master Servicer